October 14, 2009

Samuel R. Newborn

1414 Avenue of the Americas

New York, NY 10019

Re: Employment Agreement

Dear Samuel:

I refer you to your Employment Agreement dated January 1, 2002 with 4Kids Entertainment Licensing, Inc. (“Employer”) as amended by letter agreements dated June 16, 2003 and March 2, 2006 (collectively the “Employment Agreement”).

This letter hereby further amends the Employment Agreement as follows:

1. Paragraph 2 (b) of your Employment Agreement, which was previously amended pursuant to the March 2, 2006 amendment, shall be further amended as follows:

(a) The current final sentence of Paragraph 2 (b) set forth in the March 2, 2006 amendment, which final sentence reads "Employer’s payments to Employee of the Severance Benefit shall be made in accordance with the provisions of Paragraph 3 (b) below" is hereby deleted in its entirety and is replaced by the following which shall be added to the end of Paragraph 2 (b):

“Employer’s payments to Employee of the Severance Benefit shall be made in accordance with the provisions of Paragraph 3 (b) below subject to Paragraph 19 below. For the avoidance of doubt, the Severance Benefit shall not be in addition to any payment which Employee may receive pursuant to Paragraph 10 (f) of this Agreement with respect to a Change of Control (as defined below in Paragraph 10 (f) (ii)). This Paragraph 2 (b) shall survive the expiration of this Agreement."

2. Paragraph 10(d) of your Employment Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

"In the event that such written notice of termination is delivered, Employee shall continue to receive Employee’s full salary and Fringe Benefits for the remainder of the Term. Such payment of the amount due Employee pursuant to this Paragraph 10 (d) shall be made to Employee in a lump sum within five (5) business days of the date of the termination of this Agreement by Employer without cause subject to Paragraph 19 below.

3. Paragraph 10(f) of your Employment Agreement, which was previously amended pursuant to the March 2, 2006 amendment, is hereby further amended by deleting Paragraph 10 (f) in its entirety and replacing it with the following new Paragraph 10 (f):

“(f) (i) If during the Term, there shall occur a Change of Control (as defined below), Employee may, within six (6) months after the occurrence of the Change of Control, voluntarily terminate his employment in which case Employee shall be entitled to receive a payment equal to 2.99 times his average annual compensation (including bonuses) paid by Employer during the three (3) calendar years prior to the Change of Control. For the avoidance of doubt, if Employer terminates Employee pursuant to Paragraph 10 (d) above during the six (6) months after the occurrence of the Change of Control but prior to Employee’s election to terminate Employee’s employment pursuant to Paragraph 10 (f)(i), Employee shall receive the greater of the payment due Employee pursuant to Paragraph 10 (d) above or the payment due Employee pursuant to this Paragraph 10 (f)(i).

(ii) Any payment to be made to Employee pursuant to Paragraph 10 (f) (i) above shall be made to Employee in a lump sum as of the date that Employee voluntarily terminates his employment as provided in this Paragraph 10 (f) (i) subject to Paragraph 19 below. Notwithstanding anything herein to the contrary, it is the agreement of the parties that the amount of payments or other benefits accruing to Employee upon a Change of Control (whether pursuant to this Agreement or any other agreements between Employee and Employer and/or Employer’s affiliates to which Employee is a party or beneficiary) which are taken into account for purposes of determining the application of the excise tax pursuant to Section 280G of the Internal Revenue Code (collectively "Section 280G Compensation") shall not exceed the maximum amount of Section 280G Compensation which Employee may receive without Employee becoming subject to the excise tax under Section 280G of the Internal Revenue Code ("Code"). In the event that the aggregate amount of the Section 280G Compensation accruing to Employee upon a Change of Control (whether pursuant to this Agreement or any other agreements between Employee and Employer and/or Employer’s affiliates to which Employee is a party or beneficiary) would result in Employee becoming subject to the excise tax under Section 280G of the Code, the parties agree that Employee’s payments pursuant to this Paragraph 10(f)(i) shall be reduced by an amount which will result in Employee receiving the maximum amount of Section 280G Compensation without Employee becoming subject to the excise tax under Section 280G of the Code."

(iii) For purposes of this Agreement, the term “Change of Control” shall be defined as the first of the following events to occur:

a.   any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) together with its affiliates, (but excluding (i) 4Kids or any of its subsidiaries, (ii) any employee benefit plans of 4Kids or any of its subsidiaries, or (iii) a corporation owned, directly or indirectly, by the stockholders of 4Kids in substantially the same proportions as their ownership of stock of the Company) (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of 4Kids representing 30% or more of the combined voting power of the then outstanding securities of 4Kids; or

b.  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the close of business on May 22, 2009 (“Effective Date”), constitute the Board of Directors of 4Kids and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of 4Kids) whose appointment or election by the Board of Directors of 4Kids or nomination for election by the stockholders of 4Kids was approved or recommended by a vote of at least two-thirds (2/3) of the directors of 4Kids then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

c.  the consummation of a merger or consolidation of 4Kids or any direct or indirect subsidiary of 4Kids with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of 4Kids outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

d. the shareholders of 4Kids approve a plan of complete liquidation or winding-up of 4Kids or there is consummated an agreement for the sale or disposition by 4Kids of all or substantially all of the assets of 4Kids; or

e. Alfred R. Kahn is not the Chairman and CEO and a majority of the Directors of 4Kids do not consist of individuals recommended or approved by Alfred R. Kahn

f.  the occurrence of any transaction or series of transaction deemed by the Board of Directors of 4Kids to constitute a “Change of Control”. “

(iv) Paragraph 10 (f) shall survive the expiration of this Agreement.

5. Paragraph 19 of the Agreement, which was added pursuant to be March 2, 2006 amendment, is hereby deleted in its entirety and is replaced by the following new Paragraph 19:

“(a) The parties hereto acknowledge that it is possible that payments to be made hereunder may be subject to Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or other guidance issued thereunder (collectively “Section 409A”). Notwithstanding anything in this Agreement to the contrary, any payment to be made by Employer to

Employee pursuant to this Agreement that is subject to the requirements of Section 409A may only be made in a manner [and upon an event] permitted by Section 409A of the Code.  To the extent that any payment to Employee under this Agreement is deemed to be subject to the requirements of Section 409A, this Agreement will be administered in compliance with the applicable requirements of Section 409A with respect to the subject payment. For the avoidance of doubt, to the extent, but only to the extent, necessary to comply with Section 409A(a)(2)(B) of the Code, any payment required to be made to Employee under this Agreement (including, without limitation, any payment due to be made as provided in the last sentence of Paragraph 10 (f) (i) ) shall be made no earlier than six months and one (1) day after the date when the termination of Employee’s employment pursuant to Paragraphs 10 (d), 10 (f) or 10 (g) has occurred (“Triggering Event”).

(b)  Notwithstanding anything herein to the contrary, if Employee is a “specified employee” within the meaning of Section 409A, then during the first six (6) months after the Triggering Event, Employee shall be paid only the portion, if any, of such severance payment that will not subject Employee to additional taxes and interest under Section 409A, and the amount of severance not paid will accrue and be paid in a lump sum payment on the day that is six (6) months and one (1) day after such Triggering Event.

(c)  Notwithstanding anything in this Agreement to the contrary, in the event that Employer or Employee reasonably determine that amendments to this Agreement are necessary or appropriate in order to comply with Section 409A, including amendments necessary to ensure that such payments will not be subject to Section 409A, Employer and Employee shall negotiate in good faith to amend the Agreement on a prospective or retroactive basis, in a manner that is mutually satisfactory to the parties.

(d) For the avoidance of doubt, any payment to Employee pursuant to a Triggering Event shall be in addition to Employer's obligation to pay Employee any accrued salary, bonus and vacation pay due Employee as of the date of termination of Employee's employment. Employer shall be entitled to deduct from each payment made to Employee pursuant to Paragraph 10, all deductions as may be required by law, including, without limitation, deductions for federal, state and local income taxes and FICA. For the avoidance of doubt, the obligation of Employer to make payments to Employee which under the terms of this Agreement extends after the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.”

(e) Paragraph 19 shall survive the expiration of this Agreement.

Except as specifically amended herein, the Employment Agreement remains in full force and effect.

Please confirm your agreement to the foregoing Amendment to your Employment Agreement by signing and dating the enclosed copy of this letter and returning it to me.

Sincerely yours,
4Kids Entertainment Licensing, Inc.

By: /s/ Alfred R. Kahn

Agreed to and Accepted:

By: /s/ Samuel R. Newborn
Samuel R. Newborn

Date: October 14, 2009

Agreed to and Accepted

insofar as concerned:

4Kids Entertainment, Inc.

By: /s/ Alfred R. Kahn

Date: October 14, 2009